Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of the date indicated on the signature page hereto, is by and between Cachet Financial Solutions Inc., a Delaware corporation located at 18671 Lake Drive East, Chanhassen, MN 55317 (the “Company”), and the subscriber identified on the signature page hereto (“Subscriber”).

INTRODUCTION

The Company is in need of additional financing on what is presently believed to be a short-term basis, pending a larger round of bridge financing (most likely to consist of debt, convertible debt, or convertible preferred stock), and Subscriber is willing to provide additional financing on the terms and conditions set forth in this Agreement.  This Agreement is part of a number of identical or substantially similar agreements pursuant to which the Company is seeking loans in principal amount aggregating to gross proceeds of up to $1 million (as the same may be increased by the Company) in exchange for the issuance of promissory notes and, subject to the satisfaction of certain conditions specified herein, shares of common stock (the “Offering”).  The Offering is a no-minimum offering of securities, meaning that the Company may access and use funds of the Subscriber immediately upon receipt.

AGREEMENT

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Loan and Note.  Upon the terms and subject to the conditions set forth in this Agreement, Subscriber hereby agrees to make a loan to the Company in the amount specified on the signature page hereto (the “Loan Amount”), and the Company agrees to furnish, upon receipt of such Loan Amount, a promissory note in the principal amount equal to the Loan Amount, which promissory note will be in the form attached hereto as Exhibit A (the “Note”). Subscriber will deliver the Loan Amount in immediately available funds by wire transfer or by certified check.

2.             Issuance of Shares.  As additional incentive and consideration for the furnishing of the Loan Amount, the Company agrees to issue to Subscriber, upon the sale of common stock of the Company in a public offering aggregating gross proceeds to the Company of at least $5.0 million, a number of shares of common the value of which (determined by reference to the price at which such common stock is offered and sold in the offering, but without reference to any other related arrangements of the Company pursuant to which shares of common stock are issued in connection with or as a result of such offering) will equal, as nearly as possible, that percentage of the Loan Amount furnished to the Company by Subscriber under this Agreement as is set forth on the signature page hereto (the “Share Percentage”).  The shares of common stock issuable to Subscriber upon the satisfaction of the conditions set forth in this Section 2 are collectively referred to as the “Common Shares.”  The Company will use its commercially reasonable efforts to consummate the offering of common stock described in this Section.

3.             Subscribers Representations and Warranties.  Subscriber hereby represents and warrants to, and agrees with, the Company that:

(a)           Standing of Subscriber. If Subscriber is an entity, Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. If Subscriber is a natural person, such Subscriber is not a minor.

(b)           Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Note.  If Subscriber is an entity, the execution and delivery of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or its stockholders/owners is required, as applicable. This Agreement constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)           Independent Advice. Subscriber has been urged, and has been given the opportunity, to seek independent advice from Subscriber’s professional advisors relating to the suitability of an investment in the Company in view of Subscriber’s overall financial needs and with respect to the legal and tax consequences of such investment.

(d)           No Conflicts. If Subscriber is an entity, the execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable.

(e)           Information on Subscriber. Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  Subscriber understands that the Company is relying on its representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

(f)           Purchase of Securities. Subscriber is purchasing the Note and the Common Shares (collectively referred to as the “Securities”) for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act of 1933 (the “Securities Act”) or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Securities.

(g)           Compliance with Securities Act.  Subscriber understands and agrees that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require any such registration, and that the Securities must be held indefinitely unless a subsequent disposition is registered under such laws or is exempt from such registration. Subscriber understands that there is not currently, and may not ever be, any active and liquid market for the resale of the Securities.

(h)           Legend. If certificated, the Securities will bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT/ CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(i)           No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities (or the terms of their offering) or the suitability of an investment in the Securities by Subscriber.

(j)           Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Subscriber further represents that it has had an opportunity directly, or indirectly through its representatives, to ask questions and receive answers from the Company regarding the terms and conditions of the Securities, their offering and the business, properties and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(k)           Substantial Risk. Subscriber fully understands that the purchase of the Securities is a speculative investment that involves a high degree of risk of the loss of its entire investment. Subscriber fully understands the nature of the risks involved in purchasing the Securities and it is qualified by its knowledge and experience to evaluate investments of this type.  Subscriber has carefully considered the potential risks relating to the Company and purchase of the Securities and has independently evaluated the risks of purchasing the Securities.

(l)           No Reliance. In evaluating the suitability of an investment in the Securities, Subscriber has not relied upon any representation or information (oral or written) with respect to the Company, any agent of the Company, or otherwise, other than as stated in: (i) this Agreement; and (ii) the Current Report on 8-K, together with a related amendment, filed by the Company with the United States Securities and Exchange Commission (the “SEC”), on February 12, 2014 and February 14, 2014, respectively (such filings are collectively referred to as the “Public Filings”). This Agreement and the Public Filings are collectively referred to as the “Disclosure Documents.”  Subscriber has either obtained and read the Disclosure Documents and is satisfied with the contents thereof, or has had free and complete access to all of the Disclosure Documents.  Other than as contained in the Disclosure Documents, no oral or written representations have been made, or oral or written information furnished, to Subscriber or its advisors, if any, in connection with the offering of the Securities.

4.             Company Representations and Warranties. The Company represents and warrants to, and agrees with, the Subscriber that:

(a)           Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.

(b)           Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Company, and is valid and binding on the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

(c)           Capitalization. The authorized capital stock of the Company and the number of shares of common stock issued and outstanding are contained in the Public Filings.  All of the outstanding shares of common stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable.

(d)           No Violation or Conflict.  The execution, delivery and performance of this Agreement and the Note by the Company will not: (i) result in a violation of the Articles of Incorporation and Bylaws of the Company (as amended and proposed to be amended); or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company (a “Material Adverse Effect”).  Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its Articles of Incorporation or Bylaws.  The business of the Company is being conducted in material compliance with all applicable laws, except for such violations as would not have a Material Adverse Effect.

(e)           No Consents or Filings.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)           The Securities. The Note is duly authorized and upon issuance in accordance with the terms hereof, shall be duly issued, free from all taxes, liens and charges with respect to the issue thereof. The Company shall ensure that the Common Shares, upon issuance:  (i) shall be free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws; and (ii) shall have been duly and validly issued, fully paid and non-assessable.

(g)           Brokers’ Fees.  The Company may pay a customary and negotiated fee to one or more registered broker-dealers in connection with the investment by Subscriber.

(h)           No Disqualification.  The Company has taken reasonable steps to discover whether it is disqualified, by virtue of Rule 506(d)(1), from claiming an exemption pursuant to Regulation D promulgated under the Securities Act, and has no knowledge of any event or circumstance that would cause the Company to be so disqualified.

(i)           Full Disclosure.  The Disclosure Documents do not make any untrue statement of a material fact or omit to state a material fact necessary to prevent the statements made in the Disclosure Documents from being misleading.

(j)           No Other Representations or Warranties; Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 3, THE COMPANY DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO MAKE OR HAVE MADE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY, AND THE COMPANY HEREBY EXPRESSLY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES. Without limiting the generality of the foregoing, notwithstanding anything to the contrary in this Agreement, the Company has not made (and shall not be deemed to make or have made) any representation or warranty to Subscriber with respect to (a) any estimates, projections, forecasts, plans, budgets or similar materials or information relating to the future operating and financial performance of the Company (including without limitation future revenues, expenses, expenditures or results of operations) heretofore or hereafter delivered or made available to any Subscriber or any of its agents or representatives, or (b) except as expressly covered by a representation and warranty contained in this Article 4, any other information or documents (financial or otherwise) delivered or made available to Subscriber or any of its agents or representatives with respect to the Company. In furtherance of the foregoing, Subscriber acknowledges and agrees that (x) no representation or warranty is being made with respect to the future operating or financial performance of the Company, and (y) there are uncertainties inherent in attempting to make estimates, projections, forecasts, plans, budgets and similar materials and information, that Subscriber is familiar with such uncertainties, that Subscriber is taking full responsibility for making its own evaluation of the adequacy and accuracy of any and all estimates, projections, forecasts, plans, budgets and similar materials or information that may have been delivered or made available to it or any of its agents or representatives, and that the Subscriber will not assert any claims against the Company or its members, affiliates, officers, managers, employees, agents or representatives with respect thereto.

5.             Indemnification.

(a)           Indemnification of Subscribers.  In consideration of Subscriber’s execution and delivery of this Agreement and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, indemnify and hold harmless the Subscriber, and its officers, directors, employees and agents (collectively referred to as the “Subscriber Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Subscriber Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Subscriber Indemnitees or any of them as a result of, or arising out of, or relating to any material breach of any representation or warranty by the Company contained in this Agreement.

(b)           Indemnification of the Company.  Subscriber agrees to indemnify and hold harmless the Company, its subsidiaries, and their respective officers, directors, employees, agents, control persons and affiliates, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including but not limited to reasonable attorneys’ fees and disbursements, and any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, made by Subscriber herein or in any other document delivered in connection with this Agreement.

6.             General Provisions.

(a)           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)           Entire Agreement. This Agreement, together with “Exhibit A” attached hereto (which exhibit is hereby incorporated herein by this reference), constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)           Counterparts/Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Signatures to this Agreement may be delivered by facsimile transmission, PDF, or other similar electronic means with the same force and effect as if such signature page were delivered in the original.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Minnesota or in the federal courts located in the State of Minnesota. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(e)           Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)           Dispute Resolution.

(i)           To the greatest extent possible, the parties will endeavor to resolve any disputes relating to the Agreement through amicable negotiations.  Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the “Arbitration Tribunal”) which will be jointly appointed by the parties. The Arbitration Tribunal shall self-administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association (the “Association”); provided, however, the Association shall not be involved in administration of the arbitration.  The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least 15 years of corporate or commercial law experience from a law firm with at least ten attorneys and at least an AV rating by Martindale Hubbell.  If the parties cannot agree on an arbitrator, any party may request any court sitting in Minneapolis, Minnesota to appoint an arbitrator, which appointment will be final.  The arbitration will be held in Minneapolis, Minnesota.

(ii)           Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator.  It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable.  Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m.  The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings.  Failure of the arbitrator to meet the time limits of this Section will not be a basis for challenging the award.  The Arbitration Tribunal will not have the authority to award punitive damages to either party.  Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal.  The Arbitration Tribunal shall award attorneys’ fees and other related costs payable by the losing party to the successful party as it deems equitable.  This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the Company.

SUBSCRIBER:	ACCEPTANCE:
Print Name of Subscriber: Address: Fax No.: Email Address: Taxpayer ID# (if applicable): (Signature) By: Dated: ________________, 2014 Loan Amount:

Cachet Financial Solutions Inc. hereby accepts the subscription described herein.

CACHET FINANCIAL SOLUTIONS INC.
a Delaware corporation

By:
          Jeffrey Mack, Chief Executive Officer

Address: 18671 Lake Drive East
               Chanhassen, MN 55317

Facsimile No.:
Dated: _________________, 2014

Share Percentage:

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Signature Page —
Cachet Financial Solutions Inc. Subscription Agreement

EXHIBIT A

FORM OF NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR (B) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

CACHET FINANCIAL SOLUTIONS, INC.

(A DELAWARE CORPORATION)

PROMISSORY NOTE

$____________	_______________, 2014

Minneapolis, Minnesota

For Valuable Consideration, Cachet Financial Solutions, Inc., a Delaware corporation (“Maker”), hereby promises to pay to ______________________, a ______________________ (“Holder”), located at ___________________________, the principal sum of  _____________ ($____________), from the date hereof until this Promissory Note (this “Note”) is paid in full and upon the terms and conditions set forth below.  This Note is being issued pursuant to a Subscription Agreement dated of even date herewith (the “Subscription Agreement”), and which describes and defines the “Offering” to which this Note relates.

1.
PAYMENT. The principal balance represented by this Note shall due and payable in full on upon the earlier of (i) the one-year anniversary of the date of this Note or (ii) the date on which Maker shall have received gross proceeds from the sale of securities (other than the sale of promissory notes issued identical or substantially similar to this Note in the “Offering,” as such term is defined in the Subscription Agreement) aggregating to $5 million, and regardless of whether such securities are sold in a private or public offering (as applicable, the “Maturity Date”).  The payment shall be sent to Holder at the address set forth above, or such other place as the Holder may designate in writing.

2.
OPTIONAL CONVERSION.  At the option of the Holder (to be evidenced in writing), the outstanding principal amount owing under this Note may be converted into those securities of Maker the sale of which gives rise to the occurrence of the “Maturity Date” under Section 1 above, at conversion rate equal to the offering price of such of such securities.

3.	NO INTEREST. No interest will accrue on the unpaid principal balance of this Note.

4.	UNSECURED. This Note is unsecured and shall be subordinate to all secured indebtedness of Maker, except for other notes issued on the same terms.

5.	PREPAYMENT. This Note may be prepaid, in whole or in part, without penalty to Maker, upon no fewer than seven business days prior written notice to Holder.

6.	EVENTS OF DEFAULT. The following will constitute Events of Defaults under this Note:

6.1	Failure to pay this Note within ten business days of the Maturity Date;

6.2
The filing of any petition in bankruptcy or for relief under the Federal Bankruptcy Code, general assignment for the benefit of creditors, or any other laws for relief of debtors, of, by or against the Maker; provided, however, if an involuntary petition for bankruptcy is filed against Maker, an Event of Default will only occur if such petition is not dismissed within 60 days from the date such petition was filed; and

6.3	The breach of any representation or warranty contained in the Subscription Agreement, which breach is not cured or substantially cured within five days of Holder’s notice to Maker of such default.

7.
REMEDIES.  Upon an Event of Default, Holder may declare that all unpaid principal and other amounts due under this Note are due and payable immediately (without presentment, notice or demand), and exercise and enforce any or all rights or remedies available to Holder in law or equity, against Maker.  Maker will also pay all reasonable costs of collection, including reasonable attorneys’ fees, if any payment due hereunder is not made when due, or any other event of default occurs, whether or not litigation is commenced.

8.
WAIVER; DELAY; PARTIAL EXERCISE.  Maker waives demand, presentment, notice of non-payment, dishonor, protest, and notice of protest, and will continue to remain liable to pay the unpaid principal balance of the indebtedness evidenced by this Note, if the Note is extended, renewed, or modified.  No delay or omission on the part of Holder in exercising any power or right hereunder will impair such right or power or be construed to be a waiver thereof or acquiescence in default, nor shall any single or partial exercise of such power or right hereunder preclude any full exercise of such power or right or of any other power or right.

9.	GENERAL PROVISIONS.

9.1
All notices required under the terms of this Note will be in writing and either delivered personally or sent by United States first class mail.  If sent by mail, notice will be deemed given when deposited in the United States mail, properly addressed and with postage prepaid.  Unless changed by subsequent written notice, the following addresses will be used:

B-1

If to Holder:

If to Maker:

Cachet Financial Solutions, Inc.
18671 Lake Drive East
Chanhassen, MN 55317

9.2
This Note, together with the Subscription Agreement, embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to such subject matter.  The dispute-resolution provisions of the Subscription Agreement are hereby incorporated herein by this reference.

9.3	This Note will be construed and interpreted pursuant to and in accordance with the laws of the State of Minnesota, without regard to the conflicts-of-law principles thereof.

9.4	This Note will be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

In Witness Whereof, this Promissory Note has been executed and delivered effective as of the date first written above.

MAKER:

CACHET FINANCIAL SOLUTIONS, INC.

Jeffrey C. Mack, Chief Executive Officer

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